UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2008

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1875 Explorer Street, Suite 1000	20190
Reston, Virginia	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (703) 390-5100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     Second Quarter 2008 Results. On July 23, 2008, we issued a press release announcing certain financial and operating results for the quarterly period ended June 30, 2008. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 22, 2008, the board of directors of NII Holdings, Inc. (the “Company”) appointed Raymond P. Dolan to serve as a new director filling a vacancy in the class of directors whose current terms expire in 2009. Mr. Dolan was also appointed to the compensation committee of the board of directors.
     Mr. Dolan, age 50, most recently served as Chief Executive Officer of QUALCOMM Flarion Technologies and Senior Vice President at QUALCOMM until January 2008. Mr. Dolan had been Chairman and Chief Executive Officer of Flarion Technologies, Inc., a provider of mobile broadband communications systems, since May 2000, until its acquisition by QUALCOMM in January 2006. From 1996 until May 2000, Mr. Dolan was Chief Operating Officer of NextWave Telecom. Prior to joining NextWave, he was Executive Vice President of Marketing for Bell Atlantic/NYNEX Mobile. Mr. Dolan has a Bachelor of Science degree in Mechanical Engineering from the United States Naval Academy and an M.B.A. from the Columbia University Graduate School of Business. He also serves as a director of American Tower Corporation.
     Consistent with the compensation policies applicable to our non-employee directors, Mr. Dolan was granted stock options to purchase 18,300 shares of our common stock (representing the sum of an initial grant of options to purchase 15,000 shares and a grant of additional options equal to pro-rated portion of the 2008 annual option grant to directors) at an exercise price equal to the fair market value of a share of our common stock on the date of his election to the board of directors. The initial grant of options to purchase 15,000 shares will vest over a period of three years, with 33 1/3% vesting each year that Mr. Dolan remains on our board of directors. The remaining options to purchase 3,300 shares will vest over a period of four years, with 25% vesting each year that Mr. Dolan remains on our board of directors. The options, which were granted under our 2004 Incentive Compensation Plan, will be subject to the terms and conditions of a Nonqualified Stock Option Agreement that will be substantially the same as the form of agreement used in connection with prior grants of stock options to our non-employee directors. Mr. Dolan will also be entitled to cash compensation consistent with our current compensation policies applicable to non-employee directors.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is being furnished pursuant to Item 2.02 above.

Exhibit No.	Description

99.1	Press Release dated July 23, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
Date: July 23, 2008	By:	/s/ GARY D. BEGEMAN
Gary D. Begeman
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 23, 2008.